EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the quarterly report of GetPokerRakeBack.com, a Nevada corporation (the "Company"), on Form 10-Q for the fiscal quarter ended February 28, 2009, as filed with the Securities and Exchange Commission (the "Report"), Hai Yan Huang, Chief Executive Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to her knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

April 20, 2009

By: /s/ Hai Yan Huang
Hai Yan Huang
Chief Executive Officer
(Principal Executive Officer)

[A signed original of this written statement required by Section 906 has been provided to GetPokerRakeBack.com and will be retained by GetPokerRakeBack.com and furnished to the Securities and Exchange Commission or its staff upon request.]